Exhibit 4
                                    ---------

                           EMMET, MARVIN & MARTIN, LLP
                               COUNSELLORS AT LAW

                                                       177 MADISON AVENUE
                          120 BROADWAY            MORRISTOWN, NEW JERSEY 07960
                                                         (973) 538-5600
WRITER'S DIRECT    NEW YORK, NEW YORK 10271           FAX: (973) 538-6448
      DIAL                   _____
                                                    1351 WASHINGTON BOULEVARD
                         (212) 238-3000                     2ND FLOOR
                             _____              STAMFORD, CONNECTICUT 06902-4543
                                                         (203) 425-1400
                      FAX: (212) 238-3100              FAX: (203) 425-1410
                   http://www.emmetmarvin.com

                            April 5, 2007

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re:  American Depositary Receipts for Common Stock of OJSC MMC "NORILSK NICKEL"
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Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for common stock of OJSC MMC "NORILSK NICKEL" for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                               Very truly yours,
                                                  /s/ Emmet, Marvin & Martin LLP
                                                     EMMET, MARVIN & MARTIN, LLP